AMENDMENT NO. 1
TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (this "Amendment") is executed as of July 12, 2010, by **KORE NUTRITION, INC.**, a Nevada corporation (the "Company"); and **ASHER ENTERPRISES, INC.**, a Delaware corporation, or its assigns ("Buyer") to amend the Securities Purchase Agreement dated June 9, 2010 between those parties (the "Agreement").

The Company and the Buyer desire to amend the Agreement and further agree as follows:

1. Capitalized Terms. Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Agreement and those definitions are incorporated by reference into this Agreement.

2. Section 3(z) of the Agreement shall be deleted and the following shall be submitted therefor:

[INTENTIONALLY DELETED]

3. Section 4(d) of the Agreement shall be deleted and the following shall be substituted therefor:

"Right of First Refusal. Unless it shall have first delivered to the Buyer, at least seventy two (72) hours prior to the closing of such Future Offering (as defined herein), written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing the Buyer an option during the seventy two (72) hour period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Right of First Refusal") (and subject to the exceptions described below), the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending twelve (12) months following the Closing Date. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyer concerning the proposed Future Offering, the Company shall deliver a new notice to the Buyer describing the amended terms and conditions of the proposed Future Offering and the Buyer thereafter shall have an option during the seventy two (72) hour period following delivery of such new notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Right of First Refusal shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint

venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Right of First Refusal shall also not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, the issuance of securities that are Employee Options or Securities from Servicers (as such terms are defined in the Note, as amended), the issuance of securities upon the exercise of Employee Options or Securities for Services, or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the shareholders of the Company. The Right of First refusal shall also not apply to any Future Offerings that are below $250,000.00."

4. Section 4(f) of the Agreement shall be deleted and the following shall be substituted therefor:

"Financial Information. The Company agrees, upon written request from the Buyer, to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders."

5. Section 4(g) of the Agreement shall be deleted and the following shall be substituted therefor:

Authorization and Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Note and issuance of the Conversion Shares in connection therewith (based on the Conversion Price of the Note in effect from time to time) and as otherwise required by the Note. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Note without the consent of the Buyer. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at an amount ("Reserved Amount") equal to five times the number that is then actually issuable upon full conversion of the Note and Additional Note (based on the Conversion Price of the Note in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance ("Authorized and Reserved Shares") is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(g), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount. If the Company fails to obtain such shareholder approval within thirty (30) days following the date on which the number of Reserved Amount exceeds the Authorized and Reserved Shares, the Company shall pay to the Buyer the Standard Liquidated

Damages Amount, in cash or in shares of Common Stock at the option of the Buyer. If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment. In order to ensure that the Company has authorized a sufficient amount of shares to meet the Reserved Amount at all times, upon written request the Company must deliver to the Buyer at the end of every month a list detailing (1) the current amount of shares authorized by the Company and reserved for the Buyer; and (2) amount of shares issuable upon conversion of the Note and as payment of interest accrued on the Note for one year. If the Company fails to provide such list within five (5) business days upon written request from the Buyer, the Company shall pay the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer, until the list is delivered. If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

6. Section 4(k) of the Agreement shall be deleted and the following shall be substituted therefor:

[INTENTIONALLY DELETED]

7. Standard Liquidated Damages Amount. The Standard Liquidated Damages Amount shall only be applicable to Section 2(f) and 4(g).

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

9. Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

10. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

11. Integration. Except as specifically set forth by this Amendment No. 1, the rest and remainder of the terms and conditions of the Agreement shall remain in full force and effect without change or modification with the same force and effect as if more fully set forth hereat.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

KORE NUTRITION, INC.

By:________________________________
JEFFREY TODD
President

ASHER ENTERPRISES, INC.

By:________________________________
Name: Curt Kramer
Title: President
1 Linden Pl., Suite 207
Great Neck, NY. 11021